Exhibit 99.1

IN8bio Announces Advanced Gamma-Delta (gd) T cell Engager (TCE) Platform for Oncology and Autoimmune Diseases

•	Proprietary platform represents the first known approach capable of sustained gd T cell expansion, eliminating target cells with robust potency

•	INB-619, a next generation gd TCE targeting CD19, eradicates B cells in preclinical models, maintaining depletion over time as gd T cells expand in response to TCE stimulation

•	gd TCE targets and expands both Vd1+ and Vd2+ T cells, potentially leading to longer lasting immune responses and deeper B cell depletion

•	Unlike traditional TCEs and CAR-T therapies, gd T cells naturally secrete lower levels of IL-6, potentially reducing the risk of cytokine release syndrome (CRS) and neurotoxicity (ICANs)

•	Access the webcast discussing the novel gd TCE platform today at 10:30 a.m. ET during the TD Cowen 45th Annual Health Care Conference

New York, NY – March 3, 2025 – IN8bio, Inc. (Nasdaq: INAB), a clinical-stage biopharmaceutical company developing innovative gamma-delta (gd) T cell therapies, today unveiled INB-600, its potentially breakthrough next generation gd T cell-based TCE platform. It is designed to address one of the biggest shortcomings of current existing gd TCEs – insufficient numbers of gd T cell effector cells to drive real clinical impact. This groundbreaking platform leverages gd T cells’ unique properties targeting applications in both oncology and autoimmune indications with potentially greater safety and tolerability than current CAR-T and TCE approaches.

The platform’s first candidate, INB-619, targets CD19, a key marker broadly found on B cells, which play a central role in leukemias, lymphomas, and autoimmune diseases. In preclinical models, INB-619 demonstrated:

•	Rapid and sustained B-cell depletion – target cells were eradicated as gd T cells continued expanding up to 450-fold with continued proliferation until the target cells were undetectable.

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Simultaneous expansion and activation of both major gd T cell subsets (Vd1+ and Vd2+) leverages both the rapid antigen presenting properties of Vd2+ T cells and the longer-term resistance against exhaustion and tissue residence properties of Vd1+ T cells, potentially resulting in deeper B cell depletion.

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Lower cytokine (IL-6) secretion, potentially reducing the risk of dangerous side effects such as CRS and ICANs, two of the most severe side effects limiting CAR-T and traditional CD3-TCE adoption in autoimmune indications.

William Ho, Chief Executive Officer and co-founder of IN8bio, commented, “As the industry rapidly chased immunology and inflammation (I&I) indications, we saw a major unmet need for a therapy that provides deep B cell depletion, ease of delivery with no required lymphodepletion, and improved overall safety and tolerability. Most gd TCEs have failed because they can’t engage the limited number of effector cells to eliminate their targets. Our INB-600 platform is working to change the equation by not only targeting B cells, but also by actively expanding the gd T cell immune army needed for deep, lasting B cell depletion. By leveraging our expertise in gd T cell biology, we have worked to develop a breakthrough technology that combines exceptional preclinical potency, while broadly expanding immune surveillance and potentially avoiding the dangerous side effects of existing approaches. We believe this platform could have significant applications across oncology as well as autoimmune diseases.”

TCEs are a class of bispecific antibody therapies that work by binding both a target cell and a T cell, bringing them into close proximity so the T cell can efficiently attack and destroy its target. Traditional TCEs, such as those targeting CD3 – have demonstrated strong target killing abilities but often have severe limitations, including the potential to drive T cells to exhaustion and induce severe toxicities such as CRS and ICANs. gd T cells naturally secrete lower levels of inflammatory cytokines such as IL-6, which suggests substantially less risk of CRS, which may translate to improved safety and tolerability in future clinical applications. Notably, to date, IN8bio has not observed any CRS or neurotoxicities in any of its on-going gd T cell clinical programs.

IN8bio plans to evaluate INB-619 in preclinical studies and seek potential partners to support future IND-enabling trials. We remain focused on to pushing the boundaries of next generation gd cell-based immunotherapies as it pursues its mission of Cancer Zero™ – a future where cancer is fully eliminated.

Webcast details

TD Cowen 45th Annual Health Care Conference

Date/Time: Monday, March 3, 2025, at 10:30 a.m. ET.

Webcast link: https://wsw.com/webcast/cowen177/inab/1991262

A live webcast and replay will also be available under “Events and Presentations” in the News & Presentations section of the IN8bio website at https://investors.in8bio.com.

About IN8bio

IN8bio is a clinical-stage biopharmaceutical company developing gamma-delta (gd) T cell-based immunotherapies for cancer patients. Gamma-delta T cells are a specialized population of T cells that possess unique properties, including the ability to differentiate between healthy and diseased tissue. The Company’s lead program, INB-100, is focused on AML evaluating haplo-matched allogeneic gd T cells given to patients following a hematopoietic stem cell transplant. The Company is also evaluating autologous DeltEx DRI gd T cells, in combination with standard of care, for glioblastoma. For more information about IN8bio, visit www.IN8bio.com.

Forward-Looking Statements

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding: the ability of INB-619 to (i) eradicate B cells and maintain depletion over time; (ii) lead to longer-lasting immune responses and deeper B cell depletion and (iii) reduce the risk of dangerous side effects such as CRS and ICANs; the ability of the INB-600 platform to (x) address the issue of insufficient numbers of gd T cell effector cells to drive real clinical impact and (y) have significant applications across oncology as well as autoimmune diseases; IN8bio’s ability to seek potential partners to support future IND-enabling trials; and IN8bio’s ability to achieve anticipated milestones, including expected presentations and data readouts from its trials, enrollment of additional patients in its clinical trials, and advancement of clinical development plans; and other statements that are not historical fact. IN8bio may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: risks to site initiation, clinical trial commencement, patient enrollment and follow-up, as well as IN8bio’s ability to meet anticipated deadlines and milestones; uncertainties inherent in the initiation and completion of preclinical studies and clinical trials and clinical development of IN8bio’s product candidates; the risk that IN8bio may be unable to raise additional capital and could be forced to delay, further reduce or to explore other strategic options for certain of our development programs, or even terminate its operations; IN8bio’s ability to continue to operate as a going concern; the risk that IN8bio may not realize the intended benefits of its DeltEx platform; availability and timing of results from preclinical studies and clinical trials; whether the outcomes of preclinical studies will be predictive of clinical trial results; whether initial or interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; the risk that trials and studies may be delayed and may not have satisfactory outcomes; potential adverse effects arising from the testing or use of IN8bio’s product candidates; the uncertainty of regulatory approvals to conduct trials or to market products; IN8bio’s reliance on third parties, including licensors and clinical research organizations; and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, are described in greater detail in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on November 12, 2024, as well as in other filings IN8bio may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and IN8bio expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Investors & Company Contacts:

IN8bio, Inc.

Patrick McCall

646.933.5603

pfmccall@IN8bio.com

Glenn Schulman, PharmD, MPH

203.494.7411

gdschulman@in8bio.com

Media Contact

Kimberly Ha

KKH Advisors

917.291.5744

kimberly.ha@kkhadvisors.com